Exhibit 99.1

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

Contact:

Robert Stefanovich

Executive Vice President, Chief Financial Officer

Artemis International Solutions Corporation

949-660-6555

robert.stefanovich@us.aisc.com

Deborah Pettigrew

Artemis International Solutions Corporation

949-660-6554

deborah.pettigrew@us.aisc.com

ARTEMIS REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

Artemis 7 Sales Increase by 120%, Positive Cash Flow from Operations and Improved Financial Performance

NEWPORT BEACH, Calif., May 11, 2005 – Artemis International Solutions Corporation (OTCBB: AMSI), a leading provider of Investment Planning and ControlTM solutions, today reported its financial results for the first quarter ended March 31, 2005.

Artemis reported $12.0 million in total revenue for the first quarter ended March 31, 2005, with software license revenue of $2.8 million, at levels comparable to the first quarter of 2004. Software license and support revenue increased to 59.9% of total revenue, compared to 52.8% in the same quarter of 2004.

The Company’s flagship product, Artemis 7, grew by 120% and represented 60.3% of total software license revenue, compared to 27.7% for the first quarter of 2004.

The Company reported a non-GAAP loss of $(0.6) million, or $(0.06) per common share, for the first quarter of 2005, compared to a non-GAAP loss of $(1.6) million, or $(0.16) per common share, in the first quarter of 2004. Non-GAAP loss for the first quarter of 2005 excludes $0.6 million in amortization expenses, while non-GAAP loss for the first quarter of 2004 excluded $1.0 million in amortization expenses and $1.2 million in restructuring charges.

On a US GAAP basis, the Company’s net loss for the first quarter of 2005 was $(1.3) million, or $(0.12) per common share. This compares to a net loss of $(3.9) million, or $(0.39) per common share, for the first quarter of 2004.

“Sales generated by our strategic platform, Artemis 7, continue to grow strongly, our margins are improving and we are generating positive cash flow from operations,” said Patrick Ternier, President and CEO of Artemis. “We are pleased that the strategy we implemented in 2004 to restructure the company and focus our global sales teams on well-defined solutions is beginning to bear fruit and believe it will continue to lead to growth in Artemis 7 as well as improved profitability and cash flow. As indicated in our Q4 earnings call, we remain optimistic about the outlook for the first half of the year,” Ternier added. “As a leaner and more focused company, Artemis is well positioned to capture its fair share of the growing market for project portfolio management solutions.”

During the quarter, Artemis continued to add significant new customers for its solutions in the Americas, Europe, Asia Pacific, and Japan, including:

•      New Product Development: Cummins, LG Micron, Toyota Techno Service, Denso, Shionogi Pharma, Siemens, Saab

•      IT Management and Governance: Pfizer, AIU, Singapore Immigration Custom authority, Atos Origin Integration, La Poste DIAQ, Ministere des Transports du Québec, INAIL, ISBAN, Sogei (Agenzia della Entrate)

•      Public Investment Management: Metropolitan Police Property Services

•      Strategic Asset Optimization: Tuas Power Pte Ltd

•      Aerospace and Defense Program Management: BAE Systems – Avionics, BAE Systems – Submarines

Artemis has scheduled a conference call to discuss the Q1 2005 results today, Wednesday, May 11, 2005 at 4:30 PM (EST). Dial (877) 246-9127 or (206) 902-3257. For those unable to participate, there will be a telephonic replay available from May 11, 2005 at 5:30 PM (EST), through June 10, 2005 11:59 PM (EST). Dial: (800) 207-7077 or (913) 383-5767. Enter PIN: 4140.

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION.

Consolidated Financial Highlights

(Unaudited)

	Three Months Ended March 31,
		Percent		Percent
		of Total		of Total
	2005	Revenues	2004	Revenues
	(in thousands, except per share data)
Statement of Operations Data:

Revenue:
Software	$2,815	23.5%	$2,796	20.5%
Support	4,361	36.4%	4,399	32.3%
Services	4,796	40.1%	6,421	47.2%
	11,972	100.0%	13,616	100.0%
Cost of revenue:
Software	73	0.6%	91	0.7%
Support	1,258	10.5%	1,478	10.8%
Services	3,997	33.4%	4,736	34.8%
	5,328	44.5%	6,305	46.3%
Gross margin	6,644	55.5%	7,311	53.7%

Operating expenses:
Selling and marketing	3,859	32.3%	3,844	28.2%
Research and development	1,936	16.2%	2,067	15.2%
General and administrative	1,870	15.6%	2,677	19.7%
Amortization expense	638	5.3%	1,029	7.6%
Restructuring charge	—	0.0%	1,247	9.2%
	8,303	69.4%	10,864	79.8%
Operating loss	(1,659)	-13.9%	(3,553)	-26.1%

Net interest expense	57	0.5%	91	0.7%
Other non-operating expense (income), net	(769)	-6.5%	(156)	-1.2%
Foreign exchange (gain) loss	95	0.8%	104	0.8%
	(617)	-5.2%	39	0.3%
Loss before income taxes	(1,042)	-8.7%	(3,592)	-26.4%

Income tax expense (benefit)	211	1.8%	300	2.2%

Net Ioss	$(1,253)	-10.5%	$(3,892)	-28.6%

Basic and diluted loss per common share	$(0.12)	$(0.39)

Weighted average common shares used in computing basic and diluted loss per common share	10,519	9,965

Reconciliation of net loss to non-GAAP income (loss):
Net loss	$(1,253)	$(3,892)
Amortization	638	1,029
Restructuring charges	—	1,247
Non-GAAP income (loss) (1)	$(615)	$(1,616)

Basic non-GAAP income (loss) per common share	$(0.06)	$(0.16)

Weighted average common shares used in computing basic non-GAAP income (loss) per common share	10,519	9,965

(1) Non-GAAP income (loss) represents net earnings (loss) before amortization, impairment and restructuring charges.  Non-GAAP income (loss) is not indicative of cash provided by or used in operating activities and may differ from comparable information provided by other companies. Non-GAAP income (loss) should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with accounting principles generally accepted in the United States.  Non-GAAP income (loss) is used elsewhare in the industry and is presented because Artemis believes it provides relevant and useful information to investors.  Artemis utilizes non-GAAP income (loss) to provide additional information with respect to its ability to meet future capital expenditures and working capital requirements, to incur indebtedness if necessary, and to fund continued growth. Although restructuring charges represent a cash requirement for the Company, management believes that “non-GAAP income (loss)”, which excludes restructuring charges, is more meaningfull to investors than EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), a financial metric reported by the Company in previous earnings releases. Investors could use such a measure to analyze and compare companies on the basis of current period operating performance.

About Artemis International Solutions Corporation

Artemis International Solutions Corporation (OTCBB: AMSI) is a global provider of Investment Planning and ControlTM solutions that help organizations execute strategy through effective portfolio and project management. Artemis has refined 30 years experience into a suite of industry optimized solutions and packaged consulting services that combine to establish an overall planning and control framework encompassing IT management, new product development, public investment management, program management, fleet asset optimization, and detailed project management. With a global network covering 44 countries, Artemis has helped thousands of companies to improve their business performance through better alignment of strategy, investment planning and project execution.

For more information visit www.aisc.com

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company’s growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission.  The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements or for prospective events that may have a retroactive effect.

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